EXHIBIT 10.24

                                      LEASE


     THIS LEASE AGREEMENT is made and entered into this 5th day of April, 1997, by and between Gary R. Smith (hereinafter referred to as "Landlord") and Team Automobile Sales & Finance, Inc., d/b/a Team Automobile Sales & Finance (hereinafter referred to as "Tenant").


                                    SECTION 1
                             DESCRIPTION OF PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord the Premises located at 8101 66th Street North, Pinellas Park, Florida 33781, legal description attached.

                                    SECTION 2
                                 QUIET ENJOYMENT

     Landlord covenants, warrants and represents that, Landlord has full right and power to execute and perform this Lease, and to grant the estate demised herein; and that Tenant, upon the payment of the rent herein reserved and performance of the covenants and agreements herein contained shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, covenants and privileges belonging or in any way appertaining thereto.

                                    SECTION 3
                                 USE OF PREMISES

     The Premises shall be used for the maintenance and operation of a used automobile sales location, which shall include all reasonable activities ancillary thereto.

                                    SECTION 4
                                      TERM

     The initial term of this Lease is two (2) years ("the initial Term) beginning April 5, 1997 (the "Commencement Date"). Tenant at its option may exercise in writing (3) one (1) year renewals. Rent will be increased three percent (3%) in each renewal year.

                                    SECTION 5
                                      RENT

     Tenant shall pay last month's rent of $3,500, a security deposit of $3,000 and first's rent upon execution of this Lease. The base monthly rental for the Premises for the initial Term shall be $3,500 (the "Base Rent"). The Base Rent shall be payable in advance on the fifteenth day of each month, plus and together with sales or use tax at the then applicable in the County in which the Premises are located. Said monthly installments shall be paid, without demand, at such address as the Landlord shall designate, in writing, from time to time.

                                    SECTION 6
                                  LATE PAYMENTS

     In the event of any failure to pay Rent or to make any other payment due Landlord hereunder in the manner of time provided for herein, Tenant shall pay to Landlord upon demand an administrative charge in the amount of One Hundred and No/100 Dollars ($100.00) for any payment not made by the fifth (5th) day after its due date.

                                    SECTION 7
                               INSUFFICIENT CHECKS

     Tenant shall pay to Landlord upon demand a charge of Fifty and No/100 Dollars ($50.00) for each check tendered to Landlord in payment of Rent or any other payment due Landlord hereunder which is returned to Landlord by Tenant's bank for any reason not the fault of the Landlord.

                                    SECTION 8
                                    UTILITIES

     Tenant shall arrange and pay for all utilities furnished to the Premises during the term of this Lease, including water, sewer, trash, electricity, gas, telephone service and janitorial service. In no event shall Landlord be liable for any interruption or failure of utility service to the premises unless caused by the gross negligence or willful misconduct of Landlord.

                                    SECTION 9
                             REPAIRS AND MAINTENANCE

     Tenant shall at its expense, maintain in good condition, the roof, walls, foundation, structural portions of the Premises, including carpets, window coverings, interior fixtures, heating and air conditioning equipment, presently in place or added by the Tenant or Landlord except when such damages is caused by the Landlord, its agents or employees. In addition, Tenant shall maintain the exterior landscape areas and sprinkler system, if any, and the parking lot. Any repairs or modifications required by the Americans With Disabilities Act or local law will be accomplished by Tenant at its expense. Landlord makes no representations whether the premises complies with the American With Disabilities Act.


                                   SECTION 10
                                  ENVIRONMENTAL

     If any government or local agency requires and inspection for toxic or hazardous materials prior to a new tenancy, Landlord shall bear the cost of such inspection. If governmental authority requires the removal of hazardous materials from the lands, subject to this Lease prior to April 5, 1997, it will be the Landlord's responsibility to remove the offensive material. If said material is removed from an area that lies below the parking lot, Landlord shall immediately repair any and all damage thereto. However, Landlord will not be responsible for any consequential or incidental damages, including, but not limited to, lost sales or profits, suffered by Tenant.

     During the entire term of this Lease (including any period of time Tenant occupies any part of the Premises prior to the Commencement Date of the term of the Lease) and including any extensions or renewals thereof, Tenant shall fully and strictly comply with all federal, state and local laws, ordinances, rules and regulations now or at any time hereafter in effect which regulate, relate to, or impose liability or standards of conduct concerning any Hazardous Substances (as such term is hereafter defined), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and any so-called federal, state of local "Superfund" or "Superlien" laws (collectively, the "Environmental Laws"), and which directly or indirectly affect Tenant's business and Tenant's use of the Premises; and Tenant hall not permit the Premises to be used to store or otherwise handle Hazardous Substances except where stored where stored in sealed containers and in quantities normally associated with Tenant's business conducted on the Premises or for office maintenance and cleaning and in those instances, the Hazardous Substances shall be handled or stored in compliance with all Environmental Laws. Tenant acknowledges that is compliance shall include, by way of illustration and not by way of limitation, the completions and timely filing of all reports and statements required pursuant to or imposed from time to time in connection therewith; and the timely disclosure to Landlord upon request of any information requested by Landlord when and as required pursuant to the Environmental Laws, as the same may be amended or replaced from time to time, in order to permit Landlord or others to make full and complete disclosures or filings as required pursuant to such laws.

     Should a release of any Hazardous Substances onto or from the Premises or land occur as a result of any intentional or unintentional act or omission on the part of Tenant or any other person, Tenant shall immediately notify Landlord thereof and, if such release is due to any act or omission of Tenant or of any of Tenant's employees, agents, invitees, licensees, subtenants or assignees, as soon as possible thereafter Tenant shall conduct and complete or cause to be conducted or completed any and all remedial work reasonably required to clean up and remove all such Hazardous Substances in accordance with and to the extent required by all applicable Environmental Laws and any orders or directives of any federal, state or local governmental authorities charged with responsibility or authority pursuant to such Environmental Laws.

     Tenant shall hold Landlord, its officers, directors, partners, agents and employees (as the case may be) harmless from an indemnified against all claims, penalties, fines, liabilities, settlements, damages and costs (including, but not limited to, reasonable attorneys' and other consultants' fees, investigation or laboratory fees, court costs and litigation expenses) arising out of, or as a result of (a) the presence, disposal, release or threatened release of any Hazardous Substances on, over, under, from or affecting the Premises or land caused or permitted by, attributed or related to or otherwise arising out of the use and occupancy of the Premises by Tenant or by anyone acting by, through or under Tenant, including, without limitation, any of Tenant's employees, agents, invitees, licensees, subtenants or assignees; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any such presence, disposal, release or threatened release of any Hazardous Substances; (c) any violation of or failure to comply with any Environmental
Laws or any orders, requirements or demands of any governmental authorities which are based upon or in any way related to any such presence, disposal, release or threatened release of any Hazardous Substances; or (d) Tenant's failure to comply with any of the requirements of this Section of the Lease.

     Tenant shall hold Landlord, its officers, directors, partners, agents and employees (as the case may be) harmless from an indemnified against all claims, penalties, fines, liabilities, settlements, damages and costs (including, but not limited to, reasonable attorneys' and other consultants' fees, investigation or laboratory fees, court costs and litigation expenses) arising out of, or as a result of (a) the presence, disposal, release or threatened release of any Hazardous Substances on, over, under, from or affecting the Premises or land caused or permitted by, attributed or related to or otherwise arising out of the use and occupancy of the Premises by Landlord, or by anyone acting by, through or under Landlord (except Tenant), including, without limitation, any of Landlord's employees, agents, invitees, licensees, subtenants or assignees; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to any such presence, disposal, release or threatened release of any Hazardous Substances; (c) any violation of or failure to comply with any Environmental Laws or any orders, requirements or demands of any governmental authorities which are based upon or in any way related to any such presence, disposal, release or threatened release of any Hazardous Substances; or (d) Landlord's failure to comply with any of the requirements of this Section of the Lease.

     For purposes of this Lease, the term "Hazardous Substances" shall mean and include (a) any asbestos, PCBs or dioxins; (b) any petroleum products; (c) any waste, substance, material, pollutant or contaminant defined as hazardous or toxic in (or for purpose of) the Comprehensive Environmental Response, Compensation of Liability Act or any other applicable Environmental Laws, as the same may heretofore or hereafter be enacted or amended; and (d) any waster, substance, material, pollutant or contaminant either (i) defined as hazardous or toxic in (or for purposes of) or (ii) the presence, disposal, release or threatened release of which on, onto or from any Premises including the Premises or the land) is governed by any other applicable Environmental Laws.

                                   SECTION 11
                                      GLASS

     Tenant covenants and agrees to replace any plate glass broken on the leased Premises during the term of this Lease, except if such damage is caused by the negligence of the Landlord, its agent or employees.

                                   SECTION 12
                        DAMAGE OR DESTRUCTION OF PREMISES

     If the Premises are damaged or partially destroyed by fire, casualty or other cause during the term of the Lease or any extension thereof, Landlord shall promptly repair them to the condition which Landlord furnished to Tenant upon the commencement of the term of this Lease. The Premises shall be repaired within one hundred twenty (120) days of the date of the damage or destruction.

     Rent, and all other charges shall be abated only in the event the damage and subsequent repair operations prohibit business to be conducted on the Premises by Tenant.

                                   SECTION 13
                      NON-LIABILITY OF LANDLORD FOR DAMAGES

     Landlord shall not be responsible for liability or damage claims for injury to persons or property for any cause relating to the occupancy of the Premises by Tenant. Tenant shall indemnify Landlord from all liability, loss or other damage claims for obligations resulting from any injuries or losses of this nature, including reasonable attorney's fees and court costs incurred by Landlord in defending any such claims, except when caused by the negligence of the Landlord, its agent, servants or employees.

                                   SECTION 14
                                 FIRE INSURANCE

     Tenant covenants and agrees, as a material inducement for entering into this Lease, to obtain and continue in full force and effect throughout the term of this Lease, a standard fire and extended coverage insurance policy in an amount sufficient to cover the full replacement cost or insurable value (whichever is less) of the Premises, and shall name Landlord as a primary or an additional insured. Such insurance policy shall be written by a responsible mutually covenant and agree, as a material inducement for entering into this Lease, that any insurance proceeds shall be applied exclusively to the cost of repairing or rebuilding the Premises. Landlord agrees to reasonably cooperate with Tenant in obtaining such insurance policy.

     Tenant is responsible for its own insurance to cover its own contents located in the Premises, and all personal property and equipment included in the Premises. Landlord shall not be liable for any damage to the property or person of any of the Tenant's officers, employees, agents, invitees or guests from perils customarily covered by fire and extended coverage insurance, liability insurance or acts of God.


                                   SECTION 15
                               LIABILITY INSURANCE

     Tenant shall procure and maintain in full force, at its expense, during the term of this Lease, and any extension thereof, for the benefit of Landlord or Tenant and Landlord, general or public liability insurance which shall be adequate to protect against liability for damage claims through public use of or arising out of any accident occurring in or around the leased Premises, in a minimum amount of $100,000.00 for each person injured, $300,000.00 for any one accident, and $50,000.00 for property damage. Landlord shall be the primary insured or an additional named insured in such policy and Tenant shall furnish Landlord with a Certificate of Insurance with reference to the same. Landlord agrees to reasonably cooperate with Tenant in obtaining such insurance policy.

                                   SECTION 16
                       IMPROVEMENTS OR ADDITIONS BY TENANT

     During the term of this Lease, Tenant shall have the right and privilege of remodeling or altering the interior of the Premises, including installation of additional portions, complying with all codes, ordinances and laws in effect at the time of remodeling. No alterations or improvements effecting the structural portion of the building shall be made by Tenant without the written consent of Landlord. Tenant shall be permitted, within ten (10) days after the expiration or sooner termination of this Lease, to remove any additions or improvements made by it, provided, however, that it repairs any damage to the Premises caused by such removal or pays for any damages caused by such removal and further provided, that any such addition or improvement not removed within ten (10) days shall be deemed abandoned and shall, thereupon, become property of Landlord without compensation to Tenant.

                                   SECTION 17
                                  ENCUMBRANCES

     This Lease is subject and subordinate to any mortgage with which the Landlord may now or hereafter encumber the Property and to all renewals, modifications, consolidations, replacements and extensions thereof. This cause shall be self-operative and no further instrument of subordination need be required by a mortgagee. In confirmation of such subordination, however, Tenant shall, within twenty (20) days of Landlord's receipt of written notice, promptly execute any instrument evidencing such subordination. In the event of foreclosure under any mortgage, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such foreclosure, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease and, upon request by such successor in interest, Tenant shall execute and deliver instrument(s) confirming the attornment provided for herein; provided the transferee with the material terms of this Lease to which transferee will be bound and required to fulfill the obligations of "Landlord". Notwithstanding the foregoing to the contrary, in no event shall Tenant be required to submit Tenant's financial statement(s), to any successor landlord.

                                   SECTION 18
                                   MORTGAGING

     Tenant shall not be entitled to mortgage, pledge, grant deeds of trust, or otherwise encumber Tenant's leasehold interest under this Lease, or to assign, hypothecate or pledge same as security, for any debt without Landlord's prior consent, which consent shall not be unreasonably withheld. Any attempted mortgage or encumbrance by Tenant of Tenant's leasehold interest herein without Landlord's prior written consent shall be null and void.

                                   SECTION 19
                               CONSTRUCTION LIENS

     Tenant shall not permit any construction, mechanics or materialmen lien or any other liens to be placed upon the Premises, or any improvements located therein, during the Lease terms, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any lien on the interest of Landlord or Tenant in the Premises, Tenant shall cause the same to be discharged or recorded by payment of the amount claimed to be due or by posting of the necessary bond within thirty
(30) days after the filing of same. A failure by Tenant to do so shall constitute an event of default by Tenant under this Lease.

                                   SECTION 20
                                  LIEN WAIVER

     Landlord hereby waives any lien Landlord may have pursuant to this Lease or under law upon any personal property of Tenant, including inventory, to the extent a security interest or lien may attach to same in favor of anyone other than Landlord. In such circumstances, Landlord shall execute and deliver to Tenant an appropriate lien waiver to effectuate this section within twenty (20) days of Tenant's written request for such waiver.

                                   SECTION 21
                          TENANT'S REMEDIES ON DEFAULT

     In the event of any material and significant default by Landlord in the performance of any material and significant promise or obligation to be kept or performed hereunder and the default continues for a period of thirty (30) days after receipt by Landlord or a written notice from Tenant specifying the default, in such event Tenant, at its election, can declare this Lease terminated, null and void and vacate the Premises within an additional period of thirty (30) days, paying rent only to the date of said vacating.

                                   SECTION 22
                         LANDLORD'S REMEDIES ON DEFAULT

     If (i) Tenant fails to make any payment of Base Rent or additional rent or payment required under this Lease when due, and such amount remains unpaid for a period of ten (10) days following written notice to Tenant of such failure; (ii) Tenant fails to comply with any term, provision, condition or covenant of this Lease or any of the rules and regulations now or hereafter established for the governance of the Premises for a period of thirty (30) days, following notice from Landlord of such failure to comply or, if such failure is not susceptible to cure within such thirty (30) days, Tenant has not instituted and diligently pursued good faith efforts to cure such failure within such thirty (30) day period; (iii) any petition is filed by or against Tenant under a section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof and such petition is not discharged within sixty (60) days from the date of its filing; (iv) Tenant becomes insolvent or makes a transfer in fraud of creditors; (v) Tenant makes an assignment for the benefit of creditors; (vi) a receiver is appointed for Tenant or any of the assets of Tenant; (vii) Tenant fails to discharge any construction, mechanics or materialmen lien in the manner and in the time period described in Section 26, above; or (viii) Tenant vacates the Premises for more than ten (10) days; then in any of such events, Landlord acknowledges that Tenant shall have the right to close the business temporarily in order to retake the Premises from the Tenant. Landlord shall have the option to do nay one or more of the following with notice or demand, in addition to and not in limitation of any other remedy permitted by law or in equity or by this Lease:

     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail so to do, Landlord may, with notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effect by force if necessary, without being liable to prosecution or any claim for damages therefore; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms, or through decrease in rent, or otherwise.

     (b) Enter upon and take possession of the leased Premises as agent of Tenant, by force if necessary, without being liable to prosecution or any claim for damages therefor and without terminating this Lease, and, thereupon, Landlord may relet the Premises as agent of Tenant and receive rent therefore; and in such event, Tenant shall pay Landlord the reasonable cost of renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency in rent that may arise by reasons of such reletting. Landlord acknowledges an affirmative duty to mitigate damage.

                                   SECTION 23
                              SURRENDER OF PREMISES

     Tenant shall surrender the Premises at the end of the Term, or any extension thereof, in the same condition as when it took possession. Tenant shall not be responsible for any repairs of alterations beyond those required to restore the Premises to a condition substantially similar to the condition of the Premises at the commencement of this Lease, reasonable wear and tear excepted.

                                   SECTION 24
                                  HOLDING OVER

     The failure of Tenant to surrender the Premises upon the termination of the initial Lease term or renewal term, and subsequent holding over by Tenant, without consent of the Landlord shall result in the creation of a tenancy at sufferance whereupon Landlord shall be entitled to collect 125% of the Base Rent Tenant. This provision does not give Tenant any right to hold over. All other terms and condition of this Lease shall remain in full force during any extended tenancy hereunder.

                                   SECTION 25
                                   ATTORNMENT

     In the event Landlord sells, conveys or otherwise transfers its interest in the property or any portion thereof containing the Premises, whether said transfer is voluntary or otherwise, or through bankruptcy or foreclosure, this Lease shall remain in full force and effect and the new owner agrees, within ten
(10) days written request, to confirm in writing, the continued validity of this Lease. Tenant hereby attorns to and covenants and agrees, within ten (10) days of Tenant's receipt of a written request, to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

                                   SECTION 26
                              ESTOPPEL CERTIFICATE

     Tenant will, at any time and from time to time, upon not less than ten (10) days prior request from Landlord, execute, acknowledge and deliver to Landlord, a statement ("Tenant's Estoppel Certificate") in writing certifying that Tenant is in possession of the Premises under the terms of this Lease, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modification), stating the dates to which the rent has been paid, and either stating that, to the knowledge of Tenant, no default exists hereunder, or specifying each such default of which Tenant may have knowledge, and such other matters as may be reasonably requested by Landlord. Within ten (10) days of written notice from Tenant, Landlord agrees to execute and deliver to Tenant similar documents.

                                   SECTION 27
                         ASSIGNMENT, SUBLEASE OR LICENSE

     Tenant shall not assign this Lease or sublease the Premises, or any right or privilege connected therewith, or allow any other person, except agents, employees, and customers of the Tenant, to occupy the Premises or any part thereof, without first obtaining the written consent of Landlord. A consent by Landlord shall not be a consent for a subsequent assignment, subleased or occupation by other persons. An unauthorized assignment, sublease or license to occupy of Tenant shall be void and shall terminate this Lease at the option of the Landlord. The interest of the Tenant in this Lease is not assignable by operation of law, without the written consent of the Landlord.

                                   SECTION 28
                                  CONDEMNATION

     If the whole or any part of the Premises shall be taken by any lawful authority under the power of eminent domain, then this Lease and the term demised shall thereupon terminate and Tenant shall be liable for rent only up to the date of such termination.

     In the event of the partial or complete taking of the improvements, as aforesaid, Tenant shall only be entitled to participate in any awards for such taking to the extent that any such award includes the loss, if any, sustained by Tenant for loss of business, goodwill and moving expense. Any recovery by Tenant will be against the taking government entity, and not against the Landlord.

                                   SECTION 29
                             LANDLORD TO HAVE ACCESS

     Landlord hereby expressly reserves the right to enter the Premises or any part thereof, at any time in any event of emergency. Furthermore, Landlord may enter the Premises after one (1) day notice to make inspection and repairs, to exhibit the Premises to prospective tenants, purchasers, or others, and to perform any acts related to safety, protection, preservation or improvements of the Premises.

     Tenant shall have the right to peacefully hold and enjoy the leased Premises without unreasonable hindrance or interruption by Landlord or any persons claiming by, through or under him until the end of this Lease term or any extension of renewal hereof.

                                   SECTION 30
                                     NOTICES

     Any notice which is to be given to either Landlord or Tenant shall be deemed sufficiently given if sent by Certified or Registered Mail, postage prepaid, adduced as follows:

                  Tenant: Team Automobile Sales & Finance, Inc., d/b/a Team Automobile Sales & Finance 8101 66th Street North
                             Pinellas Park, Florida 33781

                  Landlord:  Gary R. Smith
                             c/o Smart Choice Automotive Group, Inc.
                             5200 South Washington Avenue
                             Titusville, Florida 32780

     The customary receipt shall be conclusive evidence of service, and notices shall be effective as of the date of mailing thereof. Landlord agrees to accept rent at the above referenced address.

     Any change in the entity to whom rent is due must be authorized in writing by the named landlord, its mortgagor or by court order. Absent such acceptable authorization, Tenant shall not be in default of this Lease if it continues to pay rent as specified herein.

                                   SECTION 31
                                ENTIRE AGREEMENT

     Landlord and Tenant agree that there are no oral agreements affecting this Lease. The parties further agree that no alteration, amendment, change or addition to this Lease shall be binding upon either party unless reduced to writing and signed by each party.

                                   SECTION 32
                                    RECORDING

     Neither this Lease nor a memorandum of this Lease may be recorded in the public record any jurisdiction.

                                   SECTION 33
                                      TIME

     Time shall be of the essence with respect to all terms under this Lease.

                                   SECTION 34
                                     WAIVER

     No waiver by either of the parties hereto of any provision or breach hereof shall be deemed a waiver of any other provision or of any subsequent breach by the Tenant or the Landlord of the same or any other provisions. The Landlord's or Tenant's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of the Landlord's or the Tenant's consent to or approval of any subsequent act.

     No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

                                   SECTION 35
                                    HEADINGS

     This instrument's section headings are for quick reference and convenience only and do not alter, amend or otherwise affect the terms, conditions and agreements set out herein.

                                   SECTION 37
                                   LITIGATION

     In the event of litigation between the Landlord and the Tenant relative to rights, obligations and duties of either party under this Lease, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs, including those incurred prior to the commencement of litigation and at the trial and appellate levels. In addition, both parties hereby waive their rights to a trial by jury.

                                   SECTION 38
                                  SEVERABILITY

     Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

                                   SECTION 39
                                  FORCE MAJEURE

     If either party fails to perform any of its obligations under this Lease as a result of Force Majeure, such party shall not be liable for loss or damage for the failure and the other party shall not be released from any of its obligations under this Lease. If either party is delayed or prevented from performing any of its obligations as a result of Force Majeure, the period of delay or prevention shall be added to the time herein provided for the performance of any such obligation.

     "Force Majeure" shall mean any period of delay which arises from or through Acts of God; strikes, lockouts or labor difficulty; explosion, sabotage, riot or civil commotion; act of war; fire or other casualty; legal requirements; and causes beyond the reasonable control of a party.

                                   SECTION 40
                                  CONSTRUCTION

     Should any provision of this Lease require judicial interpretation, the parties hereto agree that the court interpreting or construing this Lease shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agent prepared the same, it being agreed that Landlord, Tenant and their respective agents have participated in the preparation thereof.

                                   SECTION 41
                                    RADON GAS

     "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit." Radon, an odorless, invisible and naturally occurring gas is often found inside tightly sealed buildings. The gas has been linked to lung cancer, with susceptibility heightened among smokers.


     IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the date first above written.

WITNESS:                                 TEAM AUTOMOBILE SALES &
                                         FINANCE, INC. D/B/A TEAM
                                         AUTOMOBILE SALES & FINANCE

/s/ Deborah DiStefano                    By: /s/ R.C. Hill
---------------------                    ------------------
Deborah DiStefano                        R.C. Hill
                                         Its: President

WITNESS:

/s/ Donna Siebel                         /s/ Gary R. Smith
----------------                         -----------------
Donna Siebel                             Gary R. Smith, Individually

/s/ Larry Righmyer
------------------
Larry Righmyer